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NationsBank Corporation
Legal Department
NationsBank Corporate Center
NC1-007-20-01
Charlotte, NC 28255


NATIONSBANK                                  Exhibit 5.1



June 29, 1995


Board of Directors
NationsBank Corporation
NationsBank Corporate Center
Charlotte, North Carolina 28255


Ladies and Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of up to 14,000,000 shares (the "Shares") of the common stock of NationsBank Corporation to be issued pursuant to the terms of the NationsBank Corporation Key Employee Stock Plan (the "Plan"), I have examined such corporate records and other documents, including the Registration Statement on Form S-8 (the "Registration Statement") and Prospectus relating to the Shares, and have reviewed such matters of law as I have deemed necessary or appropriate for this opinion. Based on such examination and review, it is my opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with and upon the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

I  consent  to  be  named in the Registration  Statement  as  the attorney who passed upon the legality of the Shares, and  to  the
filing  of  a  copy  of  this  opinion  as  an  exhibit  to   the
Registration Statement.

Very truly yours,

/s/ Paul J. Polking

Paul J. Polking
General Counsel